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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (date of earliest event reported): November 10, 2000


                                 Sheldahl, Inc.
--------------------------------------------------------------------------------
             (Exact name of Registrant as specified in its charter)


           Minnesota                     0-45                    41-0758073
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(State or other jurisdiction          (Commission             (I.R.S. Employer
      of incorporation)               File Number)           Identification No.)


       1150 Sheldahl Road
       Northfield, Minnesota                             55057
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(Address of principal executive offices)               (Zip Code)


Registrant's telephone number, including area code: (507) 663-8000
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Item 1. Changes in Control of Registrant

Merger

     On November 10, 2000, Sheldahl, Inc., a Minnesota corporation ("Sheldahl" or the "Company"), announced it will acquire all of the outstanding securities of International Flex Technologies, Inc. ("IFT") for approximately 7.6 million shares of Sheldahl's common stock, $.25 par value ("Common Stock") under the terms of a definitive merger agreement (the "Merger Agreement") by and among Sheldahl, IFT West Acquisition Company, a newly formed subsidiary of Sheldahl ("West"), International Flex Holdings, Inc., the sole shareholder and operating company of IFT ("Holdings"), and the stockholders of Holdings (the "Stockholders"). Under the terms of the Merger Agreement, West will merge with and into Holdings, with Holdings surviving and becoming a wholly-owned subsidiary of Sheldahl (the "Merger"). After the Merger, Sheldahl will own all of the outstanding shares of IFT. As consideration for the Merger, holders of outstanding shares of Holdings' common stock, Class A Stock, Class B Stock and Series A Preferred Stock will receive shares of Sheldahl Common Stock. Holdings' option holders and warrant holder will receive equivalent options and a warrant to purchase shares of Sheldahl Common Stock. The total number of shares of Sheldahl Common Stock to be issued, including shares to be issued upon exercise of options and warrants, will be approximately 7.6 million.

     Under the terms of the Merger Agreement, each party's obligations to close the Merger are conditioned upon customary closing conditions, as well as the following:

     o    closing of the Common Stock and Series G Investment (described below)

     o closing of the Subordinated Notes and Warrant Purchase Investment (described below)

     o shareholder approval of the transactions or the receipt of an exception therefrom as may be granted by the Nasdaq Stock Market ("Nasdaq")

     o receipt of approval for the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1930, as amended o execution of the Governance Agreement (described below)

     o    execution of the Registration Rights Agreement (described below)

     o    amendment by Sheldahl of its Rights Agreement (described below)

     o    appointment of a Chief Executive Officer of Sheldahl acceptable to IFT

     o there being no material adverse affect on (i) the business of either Sheldahl, Holdings or their respective subsidiaries, taken as a whole, and (ii) the business, financial condition or prospects of Sheldahl's Micro Products business taken alone

Once all conditions contained in the Merger Agreement have been met, closing of the Merger will occur immediately. The Merger Agreement may be terminated by Holdings or Sheldahl on or after January 5, 2001 if the closing of the Merger has not occurred prior to that date. However, if the Company does not receive an exception to the Nasdaq requirement to seek shareholder approval of the transactions on or prior to December 19, 2000 or Nasdaq refuses to grant such exception,



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Holdings may elect to terminate the Merger Agreement at that time. If the
Company does not receive the Nasdaq exception prior to December 19, 2000 and Holdings does not elect to terminate, the termination date set forth in the Merger Agreement automatically extends to March 9, 2001. In certain circumstances, the Company may be required to pay a Termination Fee of $2.4 million if the Merger Agreement is terminated by Holding. In other termination events, the Company may be required to pay the expenses of the Holdings and the parties to the Stock Purchase Agreemnt (defined below) and the Debt Agreement (described below) ranging from $1,325,000 to $1,425,000.

     The Merger Agreement is incorporated herein by reference as Exhibit 2.0 hereto. The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Common Stock and Series G Investment

     Concurrent with entering into the Merger Agreement, Sheldahl executed a stock purchase agreement (the "Stock Purchase Agreement") by and among Sheldahl, and three accredited investors including Morgenthaler Venture Partners V, L.P. ("Morgenthaler V"), and Ampersand IV Limited Partnership and Ampersand IV Companion Fund Limited Partnership (collectively the "Ampersand Funds"). Under the terms of the Stock Purchase Agreement, Morgenthaler V and the Ampersand Funds (the "Investors") will collectively invest an aggregate of $25.0 million in equity capital in exchange for approximately 4.9 million shares of Sheldahl Common Stock and 11,303 shares of a newly created 11.06% Series G Convertible Preferred Stock of Sheldahl, par value $1.00 per share (the "Series G Stock"), such shares being convertible in the aggregate into approximately 4.1 million shares of Sheldahl Common Stock (the "Equity Investment"). The cash used by the Investors to complete the Equity Investment will come from the liquid assets of the Investors.

     The Series G Stock is convertible into shares of the Company's Common Stock at any time. Each holder of the Series G Stock is entitled to convert each share of Series G Stock into that number of shares of Common Stock that equals $1,000 plus accrued dividends divided by the Conversion Price. The Conversion Price is approximately $2.77 per share and is subject to adjustment from time-to-time under certain customary anti-dilution provisions. The Series G Stock is entitled to 11.06% dividends, payable annually. For a period of twenty-four (24) months from the date of issuance, Sheldahl is obligated to pay the dividend in shares of its Common Stock at a Dividend Conversion Price of approximately $3.54, as adjusted from time-to-time under customary anti-dilution provisions. Thereafter, Sheldahl may pay the dividend in shares of its Common Stock, or, at its option, cash. One year of dividends at the Dividend Conversion Price would equate to approximately 353,000 shares.

     The Series G Stock is subordinate to the Company's Series D, E and F Convertible Preferred Stock with regard to payment of dividends and proceeds upon liquidation. Upon a liquidation of all of the assets of Sheldahl, the holders of the Series G Stock would be entitled to receive $25.0 million plus any accrued but unpaid dividends less the market value of the shares of Common Stock purchased under the Stock Purchase Agreement and retained by the holders of the Series G Stock following the adoption of a plan of



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liquidation, provided that any shares of Common Stock purchased under the Stock
Purchase Agreement may be turned into the Company for cancellation at the election of the holders of the Series G Stock. The Company may require holders of the Series G Stock to convert to Common Stock provided that the Company's Common Stock trades at certain pre-set price levels.

     Under the terms of the Stock Purchase Agreement, each party's obligations to close the Investment are conditioned upon customary closing conditions, as well as the following:

     o    closing of the Merger (described above)

     o closing of the Subordinated Notes and Warrant Purchase Investment (described below)

     o    receipt of all required approvals and consents for the Equity
          Investment

     o shareholder approval of the transactions or the receipt of an exception therefrom as may be granted by Nasdaq

     o receipt of approval for the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1930, as amended

     o    execution of the Governance Agreement (described below)

     o    execution of the Registration Rights Agreement (described below)

     o    amendment by Sheldahl of its Rights Agreement (described below)

     o appointment of a Chief Executive Officer of Sheldahl reasonably acceptable to the Investors

     o there being no material adverse affect on (i) the business of Sheldahl, its subsidiaries and Holdings, taken as a whole, and (ii) the business, financial condition or prospects of Sheldahl's Micro Products business taken alone

Once all conditions contained in the Stock Purchase Agreement have been met, closing of the Investment will occur immediately. The Stock Purchase Agreement may be terminated on or after January 5, 2001 if the closing of the Equity Investment has not occurred prior to that date, or immediately in the event the Merger Agreement is terminated. However, if the Company does not receive an exception to the Nasdaq requirement to seek shareholder approval of the transactions on or prior to December 19, 2000, or Nasdaq refuses to grant such exception, the Investors may elect to terminate the Stock Purchase Agreement at that time. If the Company does not receive the Nasdaq exception prior to December 19, 2000 and the Investors do not elect to terminate, the Stock Purchase Agreement's termination date automatically extends to March 9, 2001.

     The Stock Purchase Agreement and the Form of Certificate of Designation for the Series G Stock, are incorporated herein by reference as Exhibits 4.0 and 4.1 hereto. The foregoing description of the Stock Purchase Agreement and the Series G Stock does not purport to be complete and is qualified in its entirety by reference to such Exhibits.



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Subordinated Notes and Warrant Purchase Investment

     Concurrent with entering into the Merger Agreement and Stock Purchase Agreement, Sheldahl executed a subordinated notes and warrant purchase agreement (the "Debt Agreement") by and among Sheldahl, Morgenthaler V, the Ampersand Funds and Molex Incorporated, Sheldahl's largest shareholder ("Molex"). Under the terms of the Debt Agreement, Morgenthaler V, the Ampersand Funds and Molex (the "Purchasers") will purchase up to $15.0 million of 12% Senior Subordinated Notes ("Notes") and related warrants (the "Warrants") (the "Debt Investment"). Initially, the Purchasers will collectively purchase an aggregate of $6.5 million in Notes and receive Warrants to purchase 988,201 shares of Sheldahl Common Stock (the "Initial Closing"). During the nine (9) months period after the Initial Closing, Sheldahl may require up to two subsequent closings of at least $1.0 million each, up to an additional maximum amount of $8.5 million in Notes and Warrants to purchase an additional 1,292,265 shares of Sheldahl Common Stock ("Subsequent Closings"). Sheldahl may only drawn down on this facility twice. If Sheldahl makes no additional draws, Molex has the right to require the sale to it of up to $2,127,877 of Notes and Warrants to purchase 323,503 shares. The Warrants issuable under the Debt Agreement are exercisable at $.01 per share and are exercisable for seven years from the date of issuance. Under the terms of the Debt Agreement, Sheldahl must also use its reasonable best efforts to obtain the consent of its senior lender, Wells Fargo Bank, N.A., and any other lender that has a security interest in assets of the Company to permit the Purchasers to take a security interest in such assets. The cash used by the Purchasers to complete the Debt Investment will come from the liquid assets of the Purchasers.

     Under the terms of the Debt Agreement, each party's obligations are conditioned upon customary closing conditions, as well as the following:

     o    closing of the Merger (described above)

     o    closing of the Common Stock and Series G Investment (described above)

     o    receipt of all required approvals and consents for the Debt Investment

     o execution of an Intercreditor Agreement and, if applicable, a Security Agreement and Deed of Trust

     o receipt of approval for the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1930, as amended

     o    execution of the Registration Rights Agreement (described below)

     o    amendment by Sheldahl of its Rights Agreement (described below)

     o there being no material adverse affect on (i) the business of Sheldahl, its subsidiaries and Holdings, taken as a whole, and (ii) the business, financial condition or prospects of Sheldahl's Micro Products business taken alone

Once all conditions contained in the Debt Agreement have been met, closing will occur immediately. The Debt Agreement may be terminated in the event the Merger Agreement or the Stock Purchase Agreement is terminated.



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     The Debt Agreement and the Forms of Note and Warrant issuable thereunder, are incorporated herein by reference as Exhibits 4.3, 4.4, and 4.5 hereto. The foregoing description of the Debt Agreement, the Notes and the Warrants does not purport to be complete and is qualified in its entirety by reference to such Exhibits.

Registration Rights

     Under the Merger Agreement, the Stock Purchase Agreement and the Debt Agreement, the Company granted Morgenthaler V, the Ampersand Funds, the Stockholders of Holdings and Molex certain registration rights. The registration rights cover all shares of Common Stock issued or issuable to the Stockholders of Holdings, the Investors and Purchasers (i) under the Merger Agreement and the Stock Purchase Agreement, (ii) upon conversion of shares of the Series G Stock,
(iii) as accrued dividends on the Series G Stock, and (iv) upon exercise of the Warrants. The Company is obligated to file a shelf Registration Statement on or before nine (9) months after the closing date of the Merger, Equity Investment and the Debt Investment and to use its best efforts to have a such Registration Statement declared effective as promptly as possible thereafter, but in any event prior to the first anniversary of the closing date of the Merger, the Equity Investment and the Debt Investment.

     The Form of Registration Rights Agreement between the Company and the Investors and Purchasers specifying the terms of the registration rights is incorporated herein by reference as Exhibit 4.2 hereto. The foregoing description of the Registration Rights does not purport to be complete and is qualified in its entirety by reference to such Exhibit.

Governance Agreement

     At the time of closing of the Merger, the Equity Investment and the Debt Investment (collectively, the "Transactions"), Sheldahl will enter into a governance agreement by and among it and Morgenthaler V, the Ampersand Funds and Sound Beach Technology Partners, LLC, a former IFT stockholder ("Sound Beach") (collectively, the "Parties") establishing the terms and conditions regarding
(i) future purchases and sales of the Company's securities, and (ii) the Parties' relationship with the Company (the "Governance Agreement"). Molex will not be a party to the Governance Agreement.

     Under the terms of the Governance Agreement, until the third anniversary of the closing of the Transactions, the Parties and their respective affiliates are restricted from beneficially owning any Sheldahl securities in excess of that issued or issuable (i) in the Merger, (ii) under the Stock Purchase Agreement,
(iii) upon conversion of the Series G Stock, (iv) issuable in respect of dividends due on the Series G Stock, and (v) upon exercise of the Warrants issued under the Debt Agreement. The Parties are also restricted from doing a business combination or proxy solicitation during the same period. This restriction does not include, however, acquiring securities directly from the Company or making business combination or tender offer proposals to the Company or conducting a proxy solicitation in response to the same made by third parties.



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     Also under the terms of the Governance Agreement, for one year from the date of the closing of the Transactions, the Parties are restricted from transferring any of their shares of Common Stock, Series G Stock and Warrants, other than to their Affiliates or Associates. At any time prior to the third anniversary of the closing of the Transactions, any transferees of such parties, other than a partner or a member of a Party, must become a signatory to the Governance Agreement. After one year, any of the Parties that is an investment fund may distribute its shares to its partners and members.

     The terms of the Governance Agreement also require that the initial composition of Board of Directors of Sheldahl after the closing of the Transactions is established to be comprised of (i) three continuing directors from Sheldahl (each a "Continuing Director"), (ii) the director appointed by Molex (the "Molex Director"), and (iii) three directors nominated by Morgenthaler V, the Ampersand Funds and Sound Beach. The number of directors which may be nominated by Morgenthaler V, the Ampersand Funds and Sound Beach will be reduced as their collective ownership in the Company is reduced. The terms of the Governance Agreement require that the identity of directors to stand for election by the Company's shareholders or to fill vacancies on the Board of Directors be determined by a nominating committee of the Board of Directors (the "Nominating Committee"). For the first regular meeting of the Company's shareholders subsequent to the closing of the Transactions, the Nominating Committee is to be comprised of one director appointed by Morgenthaler V, the Ampersand Funds and Sound Beach together, one Continuing Director and the Molex Director.

     In the event the Company desires to enter into a transaction with any of the holders of the Series G Stock or their affiliates, the Governance Agreement requires that such transaction must be approved by a majority vote of the Board of Directors, excluding any Series G Director who is a party to or otherwise has an interest in the transaction.

     Without the consent of Morgenthaler V and the Ampersand Funds, the Company may not authorize or enter into any agreement relating to a merger, sale or lease of substantially all of the Company's assets, set the number of directors at a number other than seven (7), subject to an amendment to the Company's Bylaws to reduce the current number of directors from nine (9) to seven (7), or repurchase or redeem any equity securities of the Company, as long as such Party continues to hold at least 15% of the shares of Common Stock issued or issuable to it pursuant to the Transactions.

     The Form of Governance Agreement between the Company and the Parties is incorporated herein by reference as Exhibit 4.6 hereto. The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to such Exhibit.

Post Transactions Ownership

     After completion of all the Transactions, Morgenthaler V, the other Stockholders of Holdings and the Ampersand Funds will collectively hold securities representing ownership of approximately 49% of Sheldahl on a fully diluted basis (assuming conversion of all Sheldahl convertible securities). In addition, Molex will increase its ownership of Sheldahl securities and, after participation in these



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transactions and assuming Molex makes its maximum investment permissible under the Debt Agreement, will own approximately 10% of Sheldahl on a fully diluted basis.

     On a beneficial basis, calculated in conformance with Rule 13d-1 of the Securities Exchange Act of 1934, as amended, the parties will have ownership as follows:

     o Morgenthaler V will own or have the right to acquire 11,999,886 shares of Sheldahl Common Stock, representing 43.40% of Sheldahl.

     o The Ampersand Funds will own or have the right to acquire 3,111,796 shares of Sheldahl Common Stock, representing 12.21% of Sheldahl.

     o Molex will own or have the right to acquire 3,827,069 shares of Sheldahl Common Stock, representing 14.10% of Sheldahl.

     o Sound Beach will own or have the right to acquire 2,096,213 shares of Sheldahl Common Stock, representing 8.79% of Sheldahl.

     o Other former Stockholders of Holdings will own or have the right to acquire 747,206 shares of Sheldahl Common Stock, representing 3.09% of Sheldahl.

     Reference should be made to future filings by such parties for a full description of their holdings of Sheldahl securities.

Item 2.  Acquisition or Disposition of Assets

     See description of the Transactions in Item 1. above.

Item 5.  Other Events

Amendment to Rights Agreement

     In connection with entering into the Merger Agreement, the Stock Purchase Agreement and the Debt Agreement, the Company amended its Rights Agreement in order to prevent the Transactions from triggering the provisions therein. The full text of such amendment to the Rights Agreement is incorporated herein by reference as Exhibit 4.7 hereto. The foregoing description of such amendment is qualified in its entirety by reference to such Exhibit.

Amended Molex Agreements

     In connection with execution of the Merger Agreement, the Stock Purchase Agreement and the Debt Agreement, the Company and Molex agreed to certain amendments to the parties' (i) Agreement Relating to Sheldahl dated November 18, 1998 (the "Sheldahl Agreement"), and (ii) the Limited Liability Company Agreement of Modular Interconnect Systems, L.L.C., dated July 28, 1998 (the "LLC Agreement").



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     The Sheldahl Agreement was amended to provide that Molex shall have the right to participate in future equity offerings of the Company so that Molex retains up to a 10% ownership interest in the Company on a fully diluted basis. Also, the Sheldahl Agreement was amended to provide that Molex shall have the right to participate in future issuances of the Company's equity securities in connection with an acquisition so that Molex retains up to a 5% ownership interest in the Company on a fully diluted basis. Lastly, the Sheldahl Agreement was amended to provide Molex with a right of first refusal on any acquisitions of the Company by three Identified Parties (the "Right of First Refusal"). The Right of First Refusal terminates at the earlier of the end of the thirty month period following the date of closing of the Merger or the execution of a mutually acceptable supply and technology agreement between Molex and Sheldahl.

     The LLC Agreement was amended to provide that all past defaults by either party thereto, if any, would be waived currently and that the Transactions would not trigger the Change of Control provisions in the LLC Agreement.

     The amendments to the Sheldahl Agreement and the LLC Agreement between the Company and Molex are incorporated herein by reference as Exhibits 4.8 and 10.0 hereto. The foregoing description of such amendments does not purport to be complete and is qualified in its entirety by reference to such Exhibits.

Investment Banker Warrant

     As part of its compensation as the Company's investment banker and in connection with its representation of Sheldahl in the consummation of the Transactions, US Bancorp Piper Jaffray is entitled to receive a warrant to purchase 175,000 shares of the Company's Common Stock (the "Piper Warrant"). The Piper Warrant is exercisable for seven years at the price of approximately $2.77 per share. The Piper Warrant is incorporated herein by reference as Exhibit 4.9 hereto. The foregoing description of such amendment does not purport to be complete and is qualified in its entirety by reference to such Exhibit.

Amendment to Morgenthaler Note

     On August 15, 2000, Morgenthaler V invested $2.0 million in the Company and the Company issued to Morgenthaler V a subordinated note due December 31, 2001 (the "Morgenthaler Note"). In connection with execution of the Merger Agreement, Stock Purchase Agreement and Debt Agreement, Morgenthaler V delivered a Letter Agreement to the Company providing for the amendment of the Morgenthaler Note to prevent certain provisions from being triggered thereunder by the Transactions. The amendment to the Morgenthaler Note is incorporated herein by reference as
Exhibit 99.0 hereto. The foregoing description of such amendment does not purport to be complete and is qualified in its entirety by reference to such Exhibit.



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Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (A) Financial Statements of Business Acquired

     To be provided by amendment in accordance with Item 7(a)(4) of Form 8-K.

     (B) Pro Forma Financial Information

     To be provided by amendment in accordance with Item 7(a)(4) of Form 8-K.

     (C) Exhibits

         Exhibit 2.0 Agreement and Plan of Merger dated November 10, 2000 among Sheldahl Inc., IFT West Acquisition Company, International Flex Holdings, Inc., and the stockholders of International Flex Holdings, Inc.

         Exhibit 4.0 Stock Purchase Agreement dated November 10, 2000 among Sheldahl, Inc. and the individuals and entities listed on Exhibit A thereto.

         Exhibit 4.1 Form of Certificate of Designation, Preferences and Rights of Series G Convertible Preferred Stock

         Exhibit 4.2 Form of Registration Rights Agreement among Sheldahl, Inc. and the individuals listed on Exhibit A hereto.

         Exhibit 4.3 Subordinated Notes and Warrant Purchase Agreement dated November 10, 2000 among Sheldahl, Inc. and the entities listed on Schedule I thereto.

         Exhibit 4.4 Form of Note to Subordinated Notes and Warrant Purchase Agreement

         Exhibit 4.5 Form of Warrant to Subordinated Notes and Warrant Purchase Agreement

         Exhibit 4.6 Form of Governance Agreement among Sheldahl, Inc. and the individuals and entities listed on the signature pages thereto.

         Exhibit 4.7 Amendment No. 2 to Rights Agreement between Sheldahl, Inc. and Wells Fargo Bank, N.A. incorporated herein by reference as filed on Form 8-A on November 13, 2000.

         Exhibit 4.8 Amended and Restated Agreement Relating to Sheldahl dated November 10, 2000 by and between Sheldahl, Inc. and Molex, Incorporated.

         Exhibit 4.9   Form of Piper Jaffray Warrant

         Exhibit 10.0 First Amendment to Limited Liability Company Agreement of Modular Interconnect Systems, L.L.C. dated November 10, 2000.

         Exhibit 99.0 Letter Amendment dated November 9, 2000 amending Promissory Note dated August 15, 2000 between the Company and Morgenthaler Venture Partners V, L.P. as filed on Registrants's Form 8-K on August 24, 2000

         Exhibit 99.1  Press Release of November 10, 2000.



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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                    Sheldahl, Inc.



                                    By /s/ Edward L. Lundstrom
                                       -----------------------------------------
                                       Edward L. Lundstrom, President and
                                       Chief Executive Officer

Dated: November 13, 2000



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